Exhibit 99.1

Applied DNA Announces Fourth Quarter Fiscal Year 2023

Financial Results

- Conference Call/Webcast Scheduled for Today at 4:30 PM ET -

STONY BROOK, N.Y. - December 7, 2023 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA” or the “Company”), a leader in PCR-based DNA technologies, today announced consolidated financial results for its fourth quarter ended September 30, 2023.

“Our fiscal fourth quarter concludes a productive year during which we took a number of critical steps that place us firmly in the execution phase of our pivot to a biotherapeutic manufacturing-first growth strategy,” stated Dr. James A. Hayward, president and CEO of Applied DNA. “We closed on the strategic acquisition of Spindle Biotech that empowered the launch of our Linea™ IVT platform, initiated the build-out of an initial GMP manufacturing footprint to produce critical mRNA starting materials, acquired what we believe to be an enviable base of early-phase customers for both our Linea™ DNA and Linea IVT platforms, and affirmed our capacity for the rapid production of multi-gram quantities of Linea DNA. Cumulatively, these steps expand our relevance into the growing and diverse value chain of genetic medicine manufacturing with a near-term focus on enabling our customers to produce better mRNA faster.

“At our ADCL clinical lab and supply chain traceability segments, progress has been slower than hoped for due to the ongoing review of our pharmacogenomics assay and testing service by New York State Department of Health’s and as we pursue initiatives to migrate our seasonal cotton tagging business into a year-around revenue stream, respectively.”

Continued Dr. Hayward, “Looking ahead to fiscal 2024, we believe that continued biotherapeutics segment momentum and anticipated continued expansion in genetic medicine manufacturing demand, particularly for mRNA, can drive segment growth in the coming fiscal year. Our optimism is founded in our proprietary Linea IVT platform that enables the cell-free, enzymatic production of critical mRNA starting materials with unprecedented flexibility, speed, scale, and costs. We believe that this platform offers the industry the ability to outperform conventional mRNA production processes at the exact time the industry is seeking differentiation and is embracing next-generation, fully enzymatic workflows.”

“Furthermore, our planned GMP capacity for critical mRNA starting materials is expected to now come online in the first half of calendar 2024, subject to the availability of financing, that will, for the first time, enable us to support current and new customers’ migration to the clinic with mRNA drug candidates. We believe this capacity will be a catalyst for our procurement of larger-scale supply agreements for our platforms. Additionally, we will continue to invest for the future with a focus on platform optimization and data generation to enhance Linea DNA's standing as an alternative source of DNA for all genetic medicines. While we expect fiscal 2024 to be a milestones-driven year for us given the biotherapeutics industry’s ongoing investment in mRNA, longer term, we believe the future of our Linea DNA platform is not constrained to critical starting materials for mRNA production and have already secured research use only orders and are starting to build a backlog for in vitro diagnostics, gene editing/therapy and adoptive cell therapy applications.”

Summary Fourth Quarter Fiscal 2023 Financial Results:

•	Total revenues were approximately $780 thousand for the three-month period September 30, 2023, compared to $3.6 million for the same period in the prior fiscal year. The decrease in revenue of approximately $2.8 million was due to an expected decline in COVID-19 testing services revenue of $2.4 million driven primarily by cancelation of the testing contract with City University of New York (CUNY) in June 2023. The decrease was also due to a reduction in product revenue of $341 thousand. The decline in product revenues is primarily related to a decrease in the textiles market due to a decline year-over-year in cotton DNA tagging revenue.

•	Gross profit for the three-month period ended September 30, 2023 was $79 thousand, compared to $417 thousand for the three-month period ended September 30, 2022. The gross profit percentage was 10% and 12% for the three-month periods ended September 30, 2023, and 2022, respectively. The decline in gross profit year-over-year is due to a higher percentage of COVID-19 surveillance testing services revenue in the three-months ended September 30, 2022, that generated a higher gross profit compared to the same period in the current fiscal year.

•	Operating loss decreased to $4.2 million for the three-month period ended September 30, 2023, as compared to $4.3 million for the fourth quarter of fiscal 2022. The decrease in operating loss is the result of lower operating expenses during the fourth quarter of fiscal 2023 by $419 thousand, offset by the decline in revenue discussed above. The decrease in operating expenses was primarily due to a decrease in payroll and insurance expenses.

•	Net loss was $3.6 million for the three-month period ended September 30, 2023, compared to $665 thousand for the fourth quarter of 2022.

•	Excluding non-cash expenses, Adjusted EBITDA was a negative $3.5 million for the three-month period ended September 30, 2023 compared to a negative $3.4 million for the same period in fiscal 2022.

•	Cash and cash equivalents stood at $7.2 million on September 30, 2023, compared with $10.8 million as of June 30, 2023.

Fourth Quarter Fiscal 2023 Conference Call Information

The Company will hold a conference call and webcast to discuss its fourth quarter of fiscal year 2023 financial results on Thursday, December 7, 2023, at 4:30 PM ET. To participate in the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, not all questions may be answered.

To Participate, please ask to be joined to the ‘Applied DNA Sciences’ call:

•	Domestic callers (toll free): 844-887-9402

•	International callers: 412-317-6798

•	Canadian callers (toll free): 866-605-3852

Live and replay of webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=LKq7RVht

Telephonic replay (available 1 hour following the conclusion of the live call through August 14, 2023):

•	Domestic callers (toll free): 1-877-344-7529

•	Canadian callers (toll free): 1-855-669-9658

•	Participant Passcode: 3086410

An accompanying slide presentation will be embedded in the webcast can be accessed under 'News & Events' tab and ‘Company Events' section of the Applied DNA investor relations website at https://investors.adnas.com/

Information about Non-GAAP Financial Measures

As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core businesses. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our businesses by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

"EBITDA"- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

"Adjusted EBITDA"- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About the Linea™ DNA and Linea™ IVT Platforms

The Linea DNA platform is a completely cell-free DNA production platform founded on the Company’s long-standing expertise in the large-scale enzymatic production of DNA. Capable of producing DNA in quantities ranging from milligrams to grams, the Linea DNA platform can produce high-fidelity DNA constructs ranging from 100bp to 20kb in size. The DNA produced via the Linea DNA platform is free of the adventitious DNA sequences found in other sources of DNA, is rapidly scalable, and provides for simple chemical modification of DNA constructs.

The Linea IVT platform combines DNA IVT templates manufacturing via the Linea DNA platform with a proprietary Linea™ RNAP to enable mRNA and saRNA manufacturers to produce better mRNA faster, with advantages over conventional mRNA production, including: 1) the elimination of plasmid DNA as a starting material; 2) the prevention or reduction of dsRNA contamination; and 3) simplified mRNA production workflows.

About Applied DNA Sciences

Applied DNA Sciences is a biotechnology company developing technologies to produce and detect deoxyribonucleic acid ("DNA"). Using the polymerase chain reaction ("PCR") to enable both the production and detection of DNA, we operate in three primary business markets: (i) the enzymatic manufacture of synthetic DNA for use in the production of nucleic acid-based therapeutics and, through our recent acquisition of Spindle Biotech, Inc. ("Spindle"), the development and sale of a proprietary RNA polymerase ("RNAP") for use in the production of mRNA therapeutics; (ii) the detection of DNA and RNA in molecular diagnostics and genetic testing services; and (iii) the manufacture and detection of DNA for industrial supply chain security services.

Visit adnas.com for more information. Follow us on Twitter and LinkedIn. Join our mailing list.

The Company's common stock is listed on NASDAQ under ticker symbol 'APDN,' and its publicly traded warrants are listed on OTC under ticker symbol 'APPDW.'

Forward-Looking Statements

The statements made by Applied DNA in this press release may be "forward-looking" in nature within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe Applied DNA's future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of Applied DNA. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, unknown future demand for its biotherapeutics products and services, our unknown ability to procure additional financing to build our GMP manufacturing facility, the unknown amount of revenues and profits that will result from the Linea™ IVT platform, limited market acceptance for its supply chain security products and services, the declining demand for Applied DNA’s COVID-19 testing services, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology and/or the Linea IVT platform approved for therapeutic use, and various other factors detailed from time to time in Applied DNA's SEC reports and filings, including its  Annual Report on Form 10-K filed on December 7, 2023 and other reports it  files with the SEC, which are available at www.sec.gov. Applied DNA undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor Relations contact: Sanjay M. Hurry, 917-733-5573, sanjay.hurry@adnas.com

Web: www.adnas.com

Twitter: @APDN

- Financial Tables Follow -

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$7,151,800	$15,215,285
Accounts receivable, net of allowance of $75,000 and $330,853 at September 30, 2023 and 2022, respectively	255,502	3,067,544
Inventories	330,027	602,244
Prepaid expenses and other current assets	389,241	1,058,056
Total current assets	8,126,570	19,943,129

Property and equipment, net	838,270	2,222,988

Other assets:
Restricted cash	750,000	—
Intangible assets	2,698,975	—
Operating right of use asset	1,237,762	—
Deposits	—	98,997
Total assets	$13,651,577	$22,265,114

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,270,388	$3,621,751
Operating lease liability, current	498,598	—
Deferred revenue	76,435	563,557
Total current liabilities	2,845,421	4,185,308

Long term accrued liabilities	31,467	31,467
Deferred revenue, long term	194,000	—
Operating lease liability, long term	739,162	—
Deferred tax liability, net	684,115	—
Warrants classified as a liability	4,285,000	5,139,400
Total liabilities	8,779,165	9,356,175

Commitments and contingencies (Note J)

Applied DNA Sciences, Inc. stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of September 30 2023 and 2022, respectively	—	—
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of June 30, 2023 and September 30, 2022, respectively	—	—
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of September 30, 2023 and 2022, respectively	—	—

Common stock, par value $0.001 per share; 200,000,000 shares authorized as of September 30, 2023 and 2022, 13,658,520 and 12,908,520 shares issued and outstanding as of September 30, 2023 and 2022, respectively	13,659	12,909
Additional paid in capital	307,384,647	305,399,008
Accumulated deficit	(302,447,147)	(292,500,088)
Applied DNA Sciences, Inc. stockholders’ equity	4,951,159	12,911,829
Noncontrolling interest	(78,747)	(2,890)
Total equity	4,872,412	12,908,939

Total liabilities and equity	$13,651,577	$22,265,114

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023 (unaudited)	2022 (unaudited)	2023	2022
Revenues
Product revenues	$87,385	$428,377	$1,218,185	$1,882,804
Service revenues	170,053	188,379	996,866	759,138
Clinical laboratory service revenues	522,298	2,942,561	11,152,392	15,526,735
Total revenues	779,736	3,559,317	13,367,443	18,168,677

Cost of product revenues	204,777	904,758	1,308,620	2,116,717
Cost of clinical laboratory service revenues	495,963	2,237,800	6,525,391	10,998,320
Total cost of revenues	700,740	3,142,558	7,834,011	13,115,037

Gross profit	78,996	416,759	5,533,432	5,053,640

Operating expenses:
Selling, general and administrative	3,310,910	3,756,184	12,751,644	15,097,360
Research and development	938,907	912,881	3,735,078	3,926,043
Total operating expenses	4,249,817	4,669,065	16,486,722	19,023,403

LOSS FROM OPERATIONS	(4,170,821)	(4,252,306)	(10,953,290)	(13,969,763)

Interest income	41,224	1,387	75,332	7,200
Transaction costs allocated to warrant liabilities	—	(1,276,777)	—	(1,668,112)
Unrealized gain on change in fair value of warrants classified as a liability	519,700	15,458,821	854,400	17,999,521
Loss on issuance of warrants	—	(10,591,600)	—	(10,591,600)
Other (expense) income, net	(5,754)	(4,079)	642	(47,305)

Loss before provision for income taxes	(3,615,651)	(664,554)	(10,022,916)	(8,270,059)

Provision for income taxes	—	—	—	—

NET LOSS	$(3,615,651)	$(664,554)	$(10,022,916)	$(8,270,059)

Less: Net loss attributable to noncontrolling interest	23,387	1,335	75,857	2,168
NET LOSS attributable to Applied DNA Sciences, Inc.	$(3,592,264)	$(663,219)	$(9,947,059)	$(8,267,891)
Deemed dividend related to warrant modification	—	—	—	110,105
NET LOSS attributable to common stockholders	$(3,592,264)	$(663,219)	$(9,947,059)	$(8,377,996)
Net loss per share attributable to common stockholders-basic and diluted	$(0.26)	$(0.06)	$(0.76)	$(0.93)

Weighted average shares outstanding- basic and diluted	13,568,846	11,282,357	13,075,416	8,967,704

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

(unaudited)

	Three Month Period Ended September 30,
	2023	2022
Net Loss	$(3,615,651)	$(664,554)
Interest income	(41,224)	(1,387)
Depreciation and amortization	329,681	327,680
Provision for bad debt	16,810	259,451
Unrealized gain on change in fair value of warrants classified as a liability	(519,700)	(15,458,821)
Transaction costs allocated to warrant liabilities	-	1,276,777
Loss on issuance of warrants	-	10,591,600
Stock based compensation expense	341,495	272,915
Total non-cash items	127,062	(2,731,785)
Consolidated Adjusted EBITDA (loss)	$(3,488,589)	$(3,396,339)

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